                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2008

                            AMERICAN CONSUMERS, INC.
             (Exact name of registrant as specified in its charter)

        Georgia                      0-5815                   58-1033765
    (State or other                (Commission             (I.R.S. Employer
     jurisdiction                  File Number)            Identification No.)
   of incorporation)

     55 Hannah Way, Rossville, Georgia                           30741
  (Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code:  (706) 861-3347

                                   N/A
         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 18, 2008, American Consumers, Inc. (the "Company") entered into two agreements  with Postec,  Inc. for the  purchase  and  installation  of new cash register  hardware and software and scanning  equipment  for both the  Company's
Chickamauga, Georgia grocery store location and the Company's Stevenson, Alabama grocery store location (together "Agreements").  The Agreements also provide for initial  training  services for store personnel and for limited warranty service on the new equipment. The purchase price under each of the Agreements is $55,417 which  includes  payment  for  hardware,  software  and  equipment  as  well  as installation,  training  and  limited  warranty  service,  payable 50% down as a non-refundable  deposit with the remaining  balance  payable upon delivery.  The
Company has decided to fund the entire purchase price under these two Agreements by initiating  financing  under the commitment  described below in the amount of
$112,000, upon delivery of the equipment, from our principal bank Gateway Bank &
Trust  ("Gateway").  Delivery of the equipment to the  Chickamauga,  Georgia and
Stevenson,  Alabama stores is expected to occur 1 to 4 weeks  following the July
18, 2008 contract  date.  At this time,  the Company has funded the initial down payment for this purchase  through its  operating  cash flows and funds drawn in its revolving  line of credit at Gateway.  However,  we plan to replenish  these funds and pay down any remaining  balance  under the revolving  credit line once permanent  funding  from  Gateway  is  received.  Apart  from  the  transactions described  herein,  the  Company  and  its  affiliates  have no  other  material relationships with Postec, Inc. or any of its affiliates.

Item 7.01. Regulation FD Disclosure.

     The equipment purchase under the Agreements  described above is part of the ongoing process,  previously described in our periodic reports, of upgrading the
Company's   cash   registers   and  scanning   equipment   due  to  the  pending
government-mandated  change  to add an  additional  digit  to UPC bar  codes  on inventory items, as well as to the  deterioration of the current  equipment.  As previously  announced,  we are funding initial purchases under this program,  to the extent  possible,  through a combination  of funds provided by our operating cash  flows  and under  our  revolving  line of  credit.  We have also  signed a commitment  letter  with  Gateway  pursuant  to which we  expect  it to  provide permanent  financing for a portion of these  purchases.  The  commitment  letter calls for Gateway to provide up to $440,000 of  financing  in the form of a five year term loan,  with  interest at the Wall Street  Journal prime rate plus 0.5%
per annum  and  interest  and  principal  payable  on a  five-year  amortization schedule.  The commitment  letter also provides for an origination  fee equal to
0.75% of the amounts  advanced,  and provides that the debt will be secured by a
first   priority   lien   on  the   new   equipment   in   addition   to   being
cross-collateralized  with all of the Company's  other  indebtedness to Gateway.
The lending  arrangements  contemplated by the commitment  letter are subject to negotiation  of  mutually  acceptable  definitive  agreements  approved  by  the
Company's  Board of  Directors  and by Gateway.  We have not yet  initiated  any borrowing pursuant to this commitment;  however, as noted above we plan to do so upon  delivery  of the  equipment  purchased  for our  Chickamauga,  Georgia and
Stevenson, Alabama stores under the July 18, 2008 Agreements in the total amount of $112,000.

Item 9.01. Financial Statements and Exhibits.

(d)  The following Exhibits are filed pursuant to Item 9(d) of this Report:

     Exhibit No.    Description

     10.35          Cash   Register   Purchase   Agreement   for  the  Company's
                    Chickamauga,  Georgia  location,  dated July 18, 2008. Filed herewith.

     10.36          Cash   Register   Purchase   Agreement   for  the  Company's
                    Stevenson,  Alabama  location,  dated July 18,  2008.  Filed herewith.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2008                   AMERICAN CONSUMERS, INC.

                                       By:  /s/ Paul R. Cook
                                          --------------------------------------
                                            Paul R. Cook
                                            Chief Financial Officer